Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.


                                                                    EXHIBIT 10.1

                   FIRST AMENDMENT TO CO-PROMOTION AGREEMENT

        THIS FIRST AMENDMENT TO THE CO-PROMOTION AGREEMENT dated May 27, 1999, by and between ORTHO-MCNEIL PHARMACEUTICAL, INC., a Delaware corporation ("ORTHO"), and WOMEN FIRST HEALTHCARE, INC., a Delaware corporation ("WFHC") hereinafter ("CO-PROMOTION AGREEMENT") is made as of March 31, 2000.

                                    RECITALS

        WHEREAS, ORTHO and WFHC entered into a CO-PROMOTION AGREEMENT to Co-Promote certain Products which are identified in the CO-PROMOTION AGREEMENT as ORTHO-PREFEST(TM), ORTHO TRI-CYCLEN(R), and ***.

        WHEREAS, the parties have decided to restructure the CO-PROMOTION AGREEMENT so as to eliminate from the CO-PROMOTION AGREEMENT the right of WFHC to Co-Promote ORTHO Oral Contraceptive Products, particularly ORTHO TRI-CYCLEN(R) and ***.

        WHEREAS, ORTHO and WFHC wish to continue the Co-Promotion of ORTHO-PREFEST(TM) pursuant to the terms of the CO-PROMOTION AGREEMENT as amended herein.

        NOW, THEREFORE, in consideration of the covenants and promises contained in this Agreement, ORTHO and WFHC agree as follows:


* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                          AMENDED TERMS AND CONDITIONS

1. For the purposes of this Amendment, the defined terms in the CO-PROMOTION AGREEMENT shall have the same meaning when used herein.

2. In the CO-PROMOTION AGREEMENT, all provisions relating to the Oral Contraceptive Products ORTHO TRI-CYCLEN(R) and *** including but not limited to WFHC's rights and obligations to co-promote such Products shall be eliminated from the CO-PROMOTION AGREEMENT. This also includes any compensation provisions relating to such Products. Accordingly, the definition of Product is amended to mean ORTHO-PREFEST(TM). Notwithstanding the foregoing, or any other provision of this Amendment to the contrary, each party's obligations under Article 10 of the CO-PROMOTION AGREEMENT shall remain in full force and effect with respect to ORTHO TRI-CYCLEN(R) AND ***.

3. While it is understood and agreed that pursuant to the terms of the CO-PROMOTION AGREEMENT, prior to this amendment thereto, WFHC is not entitled to any compensation for the Details made in connection with ORTHO TRI-CYCLEN(R), the parties pursuant to this Amendment have agreed to compensation for the actual Details for ORTHO TRI-CYCLEN(R) made for the third and fourth calendar quarters of 1999 and the first calendar quarter of 2000. The agreed upon compensation for such Details is one million five hundred thousand dollars ($1,500,000) payable prior to May 15, 2000. Compensation for Co-Promotion of ORTHO-PREFEST(TM) shall remain as recited in the CO-PROMOTION AGREEMENT.

4. Paragraph 2.3 (a) in the CO-PROMOTION AGREEMENT is deleted in its entirety and replaced with the following new paragraph 2.3(a):

        "2.3 (a) WFHC shall not market, promote, distribute or sell any Contraceptive Product or HRT Product indicated and approved for human consumption in the Territory, other than ORTHO-EST(R) and ORTHO-PREFEST(TM) during the Term


* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

        and for a period of three months thereafter; provided, however, that WFHC may promote an estrogen only patch product or another product that is other than a Contraceptive Product or HRT Product through the WFHC Sales Force *** during a Detail if such product(s) is defined in the call plan for its sales representatives and such call plan is not changed more than four times per year. WFHC may, however, promote such estrogen patch product or any Contraceptive Product through a Sales Force that is independent from the WFHC Sales Force at anytime and in any position it so desires. Notwithstanding the foregoing, the three month period after the Term shall not exist if the Term is shortened as a result of termination under Section 13.4(a) (i), (ii) and (iv), and
        (b), (i) and (ii) and Section 13.5 in the event of termination by WFHC as a result of ORTHO's breach."

5. In consideration for the restrictions recited in Section 4 of this Amendment regarding the promotion of Contraceptive and HRT Products, ORTHO agrees to pay WFHC five hundred thousand dollars ($500,000) payable prior to May 15, 2000.

6. Paragraph 4.3(b) in the CO-PROMOTION AGREEMENT is deleted in its entirety and replaced with the following new paragraph 4.3(b):

        "4.3(b)Assuming 150 representatives, the number of Details for 2000 shall be ***, with *** Details required during the first calendar quarter of 2000 and *** Details required during each of the second through fourth calendar quarters of 2000; and the number of Details for 2001 through 2002 shall be ***."

7. Paragraph 4.3 (c) in the CO-PROMOTION AGREEMENT is deleted in its entirety and replaced with the following new paragraph 4.3 (c):

        " 4.3. (c) On each Detail, WFHC agrees to present the Sales Message on ORTHO-PREFEST(TM) in the *** to the Prescribing
        Physicians and present no


* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

        more than *** other products on any single call in the ***."

8. All other terms of the CO-PROMOTION AGREEMENT shall remain as is to the extent they apply solely toward the co-promotion of ORTHO-PREFEST(TM).

9. ORTHO may distribute only such quantities of promotional materials for ORTHO TRI-CYCLEN(R) which bear WFHC's Trademarks and logos as ORTHO has in stock as of the date of this Amendment.


* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers or representatives as of the day and year first written above.



ORTHO-MCNEIL                                WOMEN FIRST HEALTHCARE, INC.
PHARMACEUTICAL, INC.



By:  /S/ ROBERT G. SAVAGE                   By:  /s/ DAVID F. HALE
   -----------------------------               ---------------------------------

President                                   President

Date:  MAY 8, 2000                          Date:  MAY 3, 2000
     ---------------------------                 -------------------------------